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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 0-14003 of RoTech Medical Corporation on Form S-8 of our report dated June 25, 1997, appearing in this Annual Report on Form 11-K of RoTech Medical Corporation Savings Plan for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
Orlando, Florida
June 27, 1997